Exhibit 99.1

Pure Cycle Corporation

Appoints Daniel J. Roller to its Board of Directors

DENVER, CO / GLOBE NEWSWIRE / January 15, 2026 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (“Pure Cycle”, “we”, “us” or “our”) announced that a new independent director, Daniel J. Roller, was appointed to its Board of Directors (the “Board”), effective January 14, 2026, expanding the Board from 7 to 8 directors. This appointment, made in cooperation with Maran Capital Management, LLC (“Maran”), which beneficially owns approximately 14.7% of Pure Cycle’s common shares, further strengthens the Board and adds new skillsets and capabilities. In connection with this appointment, the Board will form a Strategy and Capital Allocation Committee, to be chaired by Mr. Roller.

Mr. Roller, President of Maran, said, “We appreciate our constructive engagement with Pure Cycle and its desire to bring additional capabilities and perspectives to its Board. We have been shareholders for over five years and are excited about the opportunity ahead. We believe Pure Cycle has a number of unique assets, including its Sky Ranch development and its extensive portfolio of water assets. We look forward to working with Pure Cyle to optimize its strategy and capital allocation as it further develops these assets.”

Pursuant to a cooperation agreement, Maran has agreed to a customary standstill, voting and other provisions. The full cooperation agreement will be filed on Pure Cycle’s Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

About Mr. Roller

Mr. Roller is the Founder, President and Chief Investment Officer of Maran Capital Management, LLC, a Denver-based investment firm he founded in 2015. Maran is focused on making concentrated, fundamentally driven, long-term oriented investments in publicly traded small capitalization companies. In addition to his 20+ years of investment research and management experience, Mr. Roller has advised numerous public and private companies on topics such as M&A, capital allocation, corporate governance, and strategy. Mr. Roller holds a B.S.E. in Electrical Engineering and Computer Science from Duke University.

Company Information

Pure Cycle continues to grow and strengthen its operations, grow its balance sheet, and drive recurring revenues. We operate in three distinct business segments, each of which complements the other. At our core, we are an innovative and vertically integrated wholesale water and wastewater service provider. In 2017, we launched our land development segment, which develops master planned communities on land we own and to which we provide water and wastewater services. In 2021, we launched our newest line of business, the rental of single-family homes located at Sky Ranch, which provides long-term recurring revenues, furthers our land development operations, and adds more customers to our water resource segment.

Additional information, including our recent press releases and SEC filings, is available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Marc Spezialy, at 303-292-3456 or info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the following: factors that differentiate us in the market and our belief that we are well positioned in the market; capital allocation and strategic matters and forecasts about our expected financial results. The words "anticipate," "likely," "may," "should," "could," "will," "believe," "estimate," "expect," "plan," "intend," "potential" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: home mortgage interest rates, inflation, trade policies, tariffs, and other factors impacting the housing market and home sales; the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 31, 2025; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission.

SOURCE: Pure Cycle Corporation